LIMITED POWER OF ATTORNEY FOR SEC REPORTING OBLIGATIONS Know all by these presents, that the undersigned hereby makes, constitutes and  appoints each of Matthew Bartholomae, Sabrina Tompkins, and Mark Walko,  signing singly and each acting individually, as the undersigned's true and  lawful attorney‐in‐fact with full power and authority as hereinafter described  to: (1) submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID Application and/or Passphrase Update Application or any other application materials to enable the undersigned to gain or maintain access to the  Electronic Data Gathering, Analysis and Retrieval system of the SEC; (2) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney‐in‐fact, may be of benefit to,  in the best interest of, or legally required by, the undersigned, it being  understood that the documents executed by such attorney‐in‐fact on behalf of  the undersigned pursuant to this Limited Power of Attorney shall be in such  form and shall contain such terms and conditions as such attorney‐in‐fact may  approve in such attorney‐in‐fact's discretion; (3) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Cartesian Therapeutics, Inc. (the "Company"), Forms 3, 4, 5, and 144 (including any amendments thereto) and Schedules 13D and 13G (including  any amendments thereto); (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Forms or Schedules, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such Forms or Schedules with the SEC and any stock exchange or similar authority; and (5) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney‐in‐fact and approves and ratifies any such release of information. The undersigned hereby grants to each such attorney‐in‐fact full power and  authority to do and perform any and every act and thing whatsoever requisite,  necessary, or proper to be done in the exercise of any of the rights and powers  herein granted, as fully to all intents and purposes as the undersigned might  or could do if personally present, with full power of substitution or  revocation, hereby ratifying and confirming all that such attorney‐in‐fact, or  such attorney‐in‐fact's substitute or substitutes, shall lawfully do or cause  to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing  attorneys‐in‐fact, in serving in such capacity at the request of the  undersigned, are not assuming nor relieving, nor is the Company assuming nor  relieving, any of the undersigned's responsibilities to comply with SEC filing  obligations. The undersigned acknowledges that neither the Company nor the  foregoing attorneys‐in‐fact assume (i) any liability for the undersigned's  responsibility to comply with the requirements of SEC rules or (ii) any  liability of the undersigned for any failure to comply with such requirements. This Limited Power of Attorney shall remain in full force and effect until  such time as it is revoked by the undersigned in a signed writing delivered to  the foregoing attorneys‐in‐fact. [Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney  to be executed as of this 20th day of June, 2024. /s/ Kemal Malik Kemal Malik [Signature Page to Power of Attorney]